Release:    Immediate    March 15, 2017

Canadian Pacific announces filing of Proxy Statement

Calgary, AB – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) announced today that it has completed the filing of its notice of meeting and proxy statement for CP’s 2017 annual meeting of shareholders, with the U.S. Securities and Exchange Commission and Canadian securities regulators. A copy of the proxy materials is available in the financials section at investor.cpr.ca.

CP's annual meeting of shareholders will be held at the Royal Canadian Pacific at CP’s Ogden Head Office in Calgary, Alberta on Wednesday, May 10, 2017, at 9 a.m. mountain time.

About Canadian Pacific
Canadian Pacific (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP.

Contacts:
Media
Martin Cej
403-319-7298
martin_cej@cpr.ca
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca